UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2000
                                                 ---------------


                            Gibbs Construction, Inc..

               (Exact name of issuer as specified in its charter)


Texas                                    1-14088                  75-2095676
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission File           (I.R.S.Employer
of incorporation)                        Number)             Identification No.)

1855 Wall Street, Garland, TX                                       75041
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



(Registrant's telephone number, including area code: (972) 698-9326


              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 3. Bankruptcy or Receivership

(b)(1), (2)

On August 20, 2000, the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, confirmed the registrant's Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code.

(3)

The following sets forth the material features of the plan of reorganization:

         Overview. The Joint Plan essentially provides for the purchase of the assets of Thacker Asset Management, L.L.C. ("Thacker") by the Debtor in exchange for the issuance and delivery of four million (4,000,000) shares of common stock of the Reorganized Debtor to Thacker in connection with the Joint Plan. In connection with the purchase of the Thacker assets, the Reorganized Debtor shall further assume the notes and accounts payable of Thacker. The assumption of the notes and accounts payable of Thacker by the Reorganized Debtor will not impact the Creditors of the Debtor because of the creation of the liquidating trust further described in the Plan.

         Payments to Creditors. Allowed Administrative Claims, Priority Claims, and Unsecured Claims of $200 or less will be paid in full from cash on hand. Secured Creditors, with the exception of Liberty Mutual Insurance Company ("Liberty"), if any, whose claims have been approved and Allowed by the Court or are listed as undisputed by the Debtors on the Debtor's schedules will be paid the replacement value of their collateral or have their collateral returned to them. The transaction contemplated by the Joint Plan will further provide that Liberty, the Debtor's largest creditor, secured with a blanket lien on the Debtor's assets, will release its non-real estate collateral, and forgive its outstanding Allowed Claims whether secured or unsecured, in exchange for one million (1,000,000) shares of preferred stock of the Reorganized Debtor. Unsecured Creditors with Allowed Claims in excess of $200 who have not elected to reduce their Claim to $200 will be paid, to the extent of available funds in the Trust, as described herein, on a Pro Rata basis. Certain Unsecured Creditors will also receive Stock.

         Payments to Interest Holders. Equity Security Holders (other than warrant holders and stock option holders) of the Debtor shall retain their Interests pursuant to this Join Plan. However, such Interests are subject to dilution with the additional stock that will be issued in accordance with this Joint Plan. Any warrants or stock options that exist as of the Effective Date shall be canceled.

(4)

As of the date hereof, there were 4,060,000 shares of Common Stock issued and outstanding. In addition, pursuant to the Plan, there will be 4,000,000 shares of Common Stock reserved for issuance to Thacker Asset Management, L.L.C. and 1,000,000 shares of preferred stock reserved for issuance to Liberty Mutual Insurance Company.

(5)

                              LIQUIDATION ANALYSIS

ASSETS

Real Property

                                                     Book Value 1      Claim            Net Liquidated
                                                                                        Value
Frame Residential and .37 acreage, located           20,000            In excess        0
at 1018 Centerville, Garland, TX                                       of 20,000

Lot in South Dallas                                  13,732            0                13,732

Office Building, 1855 Wall Street,                  380,000            In excess        0
Garland, TX                                                           of 380,000 2

Personal Property

 Cash                                               400,000            In excess        0
                                                                      of 400,000 3

Accounts Receivable                               2,795,648         In excess of        0
                                                                       2,795,648 4

Note Receivable of S.W.                             139,000            0                139,000
 Properties

Automobiles/Trucks                                   95,384            8,201            87,182

Office Equipment/Computers                           50,703            25,660           25,043

Machinery, Fixtures, Equipment                      131,092            47,214
                                                                       29,660           54,217
                                                                                        ------

NET ASSETS                                                                              319,174


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1        Debtor has not hired any professional persons to appraise its assets.
Debtor's use of book value, although such value does not precisely equal fair market or liquidation value, is sufficient for purposes of this Liquidation Value because liquidation value will be less than the book value stated, and because the size of the projected secured claim held by Liberty Insurance Company, in excess of $5 million, is sufficiently large to eliminate the Debtor's equity in any of its secured assets.

2        The first lien against the property is in the approximate amount of
$233,320. Liberty Insurance Company has a second lien against the property to secure its debt in the projected amount of in excess of $5 million.

3        Secured by claim of Liberty Insurance Company in the projected amount of in excess of $5 million.

4        Secured by claim of Liberty Insurance Company in the projected amount of in excess of $5 million.


LIQUIDATION LIABILITIES
Chapter 7 Trustee's and Attorneys' Fees5                                        50,000

State Sales, Excise and Use Taxes - State of Texas                             303,000

State Sales, Excise and Use Texas - Other States                                90,000

NET ASSETS                                                                           0

PROJECTED UNSECURED CLAIMS

Liberty Claim after foreclosure of security6                                 2,184,352

Other Unsecured Claims                                                       1,200,000

TOTAL PROJECTED UNSECURED CLAIMS                                             3,384,352

PROJECTED DIVIDEND TO UNSECURED CREDITORS

         (0 divided by 3,384,352)                                                    0%





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5        Includes cost associated with liquidation of substantial liquidation claims.

6        The amount of Liberty's claim is projected, for purposes of this liquidation analysis, to be $5.5 million. The total claim will not be calculable until such time as Liberty has completed the process of paying claims on Debtors construction jobs that Liberty has bonded. The amount of net claim listed above presupposes full realization of book value of Debtor's assets secured by Liberty's claim, and a credit against its claim in that amount. Such an assumption is not realistic. Therefore, it is likely that Liberty's unsecured claim may be substantially larger than the amount stated above, which would have the effect of reducing the projected dividend to unsecured creditors.

Item 7. Financial Statements and Exhibits.

(c)      Exhibit 2.        Plan of Acquisition, reorganization, arrangement,
                           liquidation or succession.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.

Date: September 5, 2000
                                           Gibbs Construction, Inc

                                           /s/ Danny R. Gibbs

                                           Danny R. Gibbs, President